Slide 1

Meredith Corporation

Deutsche Bank

2006 Media and Telecom Conference

June 14, 2006

Santa Monica, CA

Steve Lacy

Good morning. It is a pleasure to be here today and we thank Paul Ginocchio for inviting us.

Joining me are Chief Financial Officer Suku Radia and Director of Investor Relations Jim Jacobson.

I'll provide a brief overview. Then we will be happy to respond to your questions.

Slide 2

Safe Harbor

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those forward-looking statements.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increased in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.

Meredith
CORPORATION

This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

Our presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

Slide 3

Meredith Corporation

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CBS 5
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Meredith is America's leading home and family media and marketing company. We operate two business groups - Publishing and Broadcasting.

  We are the leading magazine publisher catering to women, reaching more than 75 million American women. We have some of the country's most recognized brands such as Better Homes and Gardens, Ladies' Home Journal, More and American Baby. On July 1, 2005, we completed our most significant publishing acquisition, adding Parents, Family Circle, Fitness, Child and Ser Padres magazines.

  In addition to our 25 subscription magazines, we publish approximately 200 special interest publications, which are sold primarily at the newsstand.

  We are the country's leading Hispanic publisher, reaching approximately 5 million adult Hispanic women, or about one-third of the market the U.S.

  We also operate highly successful diversified publishing businesses that generate revenue from sources other than traditional advertising or circulation. These businesses represent our Internet, book and custom marketing operations and have grown rapidly in recent years.

  In Broadcasting, we own 14 television stations throughout the U.S., reaching approximately 10% of U.S. households. Nine of our stations are in the country's top 35 markets; most are in growing markets.

Slide 4

Key Topics

- Publishing advertising
- *Better Homes and Gardens*
- Gruner +Jahr integration
- Broadcasting growth

Meredith CORPORATION

We conduct approximately 80 investor meetings annually and we always appreciate the candid questions.

As we have spoken with investors in recent weeks, we have been consistently asked to address these key topics - publishing advertising, Better Homes and Gardens, the Gruner + Jahr acquisition and Broadcasting growth. As we go through our presentation, we will address these topics head on.

Slide 5

Publishing Growth Strategies

- Enhance *Better Homes and Gardens* brand
- Grow magazine businesses
- Strengthen Internet capabilities
- Expand diversified publishing businesses

Meredith CORPORATION

This slide highlights Publishing's growth strategies. As you can see, the key topics that I just outlined are closely related to our growth strategies.

  We are enhancing the Better Homes and Gardens brand.

  We are growing our magazine business by achieving our financial targets for the G+J acquisition, enhancing group sales, extending our Hispanic market presence and growing our international activities.

  We are strengthening our Internet capabilities by enhancing BHG.com, creating a parenthood portal and extending our custom marketing abilities to the Internet.

  We are continuing to expand our diversified businesses.

Slide 6

Publishing Advertising Volatility

Percent Change in Comparable Publishing Advertising Revenues
45
35
25
15
5
-5
-15
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
4 Yr Avg 6%

Annual Growth	FY 2003	FY 2004	FY 2005	FY 2006
	11%	6%	2%	5%E

Comparable titles excludes American Baby and former G+J magazines in respective periods
E—estimate

Much of the recent attention has been on Publishing advertising. This chart tracks Meredith Publishing advertising revenue performance on a quarterly basis for the last four fiscal years. As you can see, there has been quite a degree of volatility on a quarterly basis, represented by the hash marks. Within each quarter, we have also experienced considerable volatility on an issue by issue basis - shown here by the gold lines graphing the high and the low monthly performance within each quarter.

Despite these quarterly and monthly fluctuations we have grown advertising revenues in the mid-single digit range on average on an annual basis during this time. (FYI - excluding fiscal 2003, comparable Publishing advertising revenues have grown 4.3% per year)

Going forward, quarter-to-quarter and issue-to-issue volatility will persist. We do not believe this volatility represents a secular shift away from magazine advertising and our historical growth rates.

Slide 7

Better Homes and Gardens

- Women's magazine market leader
  - 7.6 million circulation
  - 40 million readers
  - 31 percent share of WSF*
- Record calendar 2005 advertising
- Strong web site
  - 5 million unique visitors
  - 60 million page views
- Slow start calendar 2006 advertising
- Increased competition
- Cost pressures (paper, postage)

PIB ad revenues for 12 months ended April 2006 issues

Meredith CORPORATION

Better Homes and Gardens remains a very strong brand.

  It is the number one women's magazine in the country, with circulation of over 7 million and an audience of nearly 40 million readers every month.

  The magazine posted its best advertising performance in its history in calendar 2005.

  It also has a strong Internet presence, averaging nearly 5 million unique visitors and 60 million pages views monthly.

  However, the magazine's early calendar 2006 advertising has not met our expectations. This slow start is due to a combination of overall women's service field weakness, specific category softness - food and auto in particular - and tough comparables.

  We are also seeing cost pressure, notably in paper and postage. After falling earlier in the decade, Publishing group paper prices rose 5.5% in fiscal 2005; another 10% in fiscal 2006; and are forecasted to rise 5% in fiscal 2007. Postal rates climbed 5.4% in January 2006, and we will likely see a double-digit increase next spring.

Slide 8

Better Homes and Gardens

Enhance and Further Extend Brand

- Install dedicated brand leadership
- Upgrade sales teams
- Enhance editorial leadership
- Build on already strong circulation
- Extend Internet and video capabilities

Meredith CORPORATION

Based on our ongoing strategic planning activities, we are implementing a series of enhancements to the Better Homes and Gardens brand:

  We've installed dedicated brand leadership. Although we have been very successful extending the BHG brand through special interest publications, books, licensing arrangements, magazine spin-offs and the Internet, we did so without dedicated brand leadership.

  In February, Andy Sareyan joined Meredith as President of Better Homes and Gardens. He is responsible for the brand across all of its platforms. Andy's background includes 18 years with Time, Inc., including vital roles in the development of Real Simple and InStyle magazines, the successful expansion of Entertainment Weekly, and the growth of Time's parenting group.

  On the sales side, we have installed a strong team lead by Jan Studin as Publisher and Carey Witmer as Associate Publisher. Both are excellent sales leaders. The sales team is focusing on rebuilding core category strength, broadening category reach and improving advertising pricing over time.

  We are currently searching for a new editor-in-chief of the magazine. In today's world, consumers choose how and when they access content. We are particularly focused on finding someone with the ability to leverage the powerful Better Homes and Gardens editorial content effectively across multiple media platforms.

  We will build on the magazine's already strong circulation fundamentals with ongoing research and adjust our editorial sell accordingly.

  We are enhancing the BHG.com web site and adding video.

Slide 9

G+J Integration
Capture Margin Potential

Fiscal 2006 Guidance

- **Low $300 million revenues**
- **Low-to-mid $30 million EBITDA**

Mid-to-high teens
Low
double-digits
Fiscal 2006 E
3-5 Year Objective

Parents, Family Circle, Fitness, Child and *Ser Padres*

Meredith CORPORATION

We continue to believe the new magazines will generate revenues in the low $300 million range and EBITDA in the low-to-mid $30 million range in fiscal 2006.

Overall, the new magazines are slightly ahead of plan. Parents is the powerhouse of the group and is on track. Family Circle is ahead of our expectations and Fitness is slightly behind where we thought it would be. Child is the smallest and has the least financial impact.

Looking to a term of 3 to 5 years from the acquisition date, we believe that we will improve their collective EBITDA margin to the mid-to-high teens. The precise timing will be dependent on how quickly we can improve the circulation dynamics. Overall, the needed improvements lie within our core competencies and we are confident in our ability to attain this higher profit margin over time.

Before I talk about our Broadcasting group, let me briefly discuss our interactive media and integrated marketing operations.

Slide 10

Grow Interactive Media Revenues

42% CAGR
100
152
202
100
170
2003
2004
2005
Fiscal Year
2005
2006
Fiscal Nine Months

Fiscal years indexed to fiscal 2003; Nine months indexed to FY 2005
Meredith does not break out results for specific product groups

Meredith CORPORATION

As you know, Internet advertising is a rapidly growing market. According to the Interactive Advertising Bureau, advertising expenditures are projected to grow from $7 billion in 2001 to nearly $18 billion in 2007.

Meredith is well positioned to take advantage of this rapid growth. Company-wide we operate more than 30 web sites and realize approximately 125 million page views and 11 million unique visitors per month. Additionally, we generate more than 1 million magazine subscription orders annually.

In Publishing, interactive media results have grown rapidly in recent years. This graph highlights annual revenues indexed to fiscal 2003. As you can see, we have grown revenues in excess of 40 percent per year over this time period.

The business continued its strong performance in the first nine months of fiscal 2006 - shown here on the right - growing revenues 70 percent.

Slide 11

Interactive Media Growth Strategy

- Redesign and re-launch Better Homes and Gardens online
- Develop and launch portal under the brand www.parents.com

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A Healthy New Year's Brunch

We believe there is significant growth potential here as consumer acceptance and marketing budgets shift to interactive over time. We are investing in initiatives to increase traffic, advertising revenues and subscription sales. These steps include enhancements to BHG.com - our flagship site - and the creation of a parenthood portal that leverages the strengths of Parents, Child and American Baby.

We are upgrading the quality of Better Homes and Gardens Online to increase the number of unique monthly visitors and the number of page views by adding daily programming, creating a sense of community, leveraging interactive tools, adding more video.

We are developing a portal under the superbrand www.parents.com.  This will be the online home of Parents and Child magazines and include content from AmericanBaby.com - though the latter will also remain an independent site focused on first-time mothers.  The unique combination of our parenthood magazines'  experience and content online will make this the leading destination for parents.

Additionally, we are developing and deploying more video content online. Consumers are demanding this feature, and will be drawn to sites that feature video.

Slide 12

Grow Integrated Marketing Revenues

46% CAGR
100
171
212
100
108
2003
2004
2005
Fiscal Year
2005
2006
Fiscal Nine Months

Fiscal years indexed to fiscal 2003; Nine months indexed to FY 2005
Meredith does not break out results for specific product groups

Meredith CORPORATION

Meredith Integrated Marketing - our business-to-business custom marketing operation - has grown rapidly in recent years as well, increasing revenues in excess of 45 percent per year over the time period shown. The business continued its strong performance in the first nine months of fiscal 2006, increasing profit more than 20 percent on 8 percent revenue growth.

Slide 13

Integrated Marketing Growth Strategy

- Core Strengths
  - Custom publishing
  - Relationship marketing
- O'Grady Meyers Acquisition
  - Online marketing expertise
  - Web site development
  - West Coast location
  - Nestlé is key customer

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To grow Meredith Integrated Marketing, we are focused on two areas:

First, we are leveraging Meredith'' editorial heritage and skills to give us a point of difference. We have a competitive advantage in that we can use Meredith's very deep understanding of the editorial process to deliver smart content to our customers.

Second, it is also critical to develop competencies that complement custom publishing skills to deliver Customer Relationship Marketing (CRM). These include strategic marketing planning, multi-cultural expertise, and direct/database marketing skills - online as well as ink on paper.

Our April 2006 acquisition of O'Grady Meyers enhanced our online custom marketing capabilities. It enables us to deliver interactive marketing services to our client base, and more traditional relationship marketing programs including custom publishing to OGM's clients. We are currently evaluating similar acquisition opportunities.

Slide 14

Broadcasting Growth Strategies

- Achieve 40 percent EBITDA margin
- Develop and expand new revenue streams
- Continue disciplined acquisition strategy

Meredith CORPORATION

This slide highlights Broadcasting's growth strategies.

Achieving a 40 percent EBITDA margin is our top objective. We will do so by continuing to improve and expand our news, monetize our ratings gains, and maximize our political revenue opportunities.

We will continue our strong record of creating new revenue streams. In particular, we are focused on expanding our Internet initiatives, developing a video business and growing revenues from retransmission fees.

Slide 15

Improve EBITDA Margin

23%
32%
35% E
2002
2004
2006 E
Fiscal Year

Meredith CORPORATION

We have produced strong EBITDA margin improvement in recent years, growing from 23 percent in fiscal 2002 to 32 percent in fiscal 2004.

Fiscal 2006 is a non-political year and we expect to improve the margin slightly from the prior year, which would be an outstanding achievement.

In fiscal 2007 we anticipate strong political advertising revenues. We will continue to move aggressively toward our 40 percent margin objective.

Slide 16

Improve News

	Late News			
	May 2001	May 2006	% Change	Market Rank May 2006
Atlanta—CBS	5	8	60%	4th
Phoenix—CBS	8	11	38%	1st
Portland—FOX	8	14	75%	1st
Hartford—CBS	14	15	7%	1st
Nashville—NBC	18	19	6%	2nd
Kansas City—CBS	15	18	20%	1st

Nielsen—May 2001 and 2006 household audience share Monday-Friday late news
Market rank based on household rating Monday-Friday late news
Meredith's six largest markets

Meredith CORPORATION

Improving our newscast ratings and audience share is vital to the continued growth of our Broadcasting Group. This slide highlights our late news audience share improvement for our six stations in the country's top 30 markets. It also provides our market rank from the May 2006 rating book.

As you can see, we have produced impressive gains. In particular, we have improved audience share significantly in our three largest markets - Atlanta, Phoenix and Portland.

We are very pleased that four of our late newscasts were the market leader in the May 2006 book. This was the first time ever that KPHO in Phoenix finished number 1. In Portland, our FOX affiliate's 10 p.m. news had a higher rating than any station in the market and our CBS station in Kansas City was number 1 for the 9th sweeps period in a row.

Improving ratings and audience share is important, but only if we monetize the ratings growth. We have produced strong revenue growth, outpacing the industry average in 18 of the last 21 quarters as reported by the Television Bureau of Advertising.

Slide 17

Fiscal 2006 EPS Outlook

Fourth Quarter

- Publishing advertising revenues—up slightly
- Broadcasting pacings—up high-single digits
- EPS—$0.96 E v. $0.83 Q4-05

Fiscal Year

- EPS—$2.86 E v. $2.50 FY 2005*

*Fiscal 2005 before the cumulative benefit of a change in accounting related to option expensing

Meredith CORPORATION

Now, let me provide our current outlook.

For the fourth quarter, we continue to expect comparable Publishing advertising revenues to be up slightly. Broadcast pacings are currently up in the high-single digits.

We expect earnings per share will approximate $0.96 for the fourth quarter and $2.86 for the full year, or a 14 percent increase from the $2.50 we earned in fiscal 2005.

We will provide our outlook for fiscal 2007 on our next earnings conference call, which is scheduled for July 26th.

Slide 18

Points to Remember

1. We believe the slow start to publishing advertising in calendar 2006 reflects volatility.
2. *Better Homes and Gardens* remains strong. The actions taken at *BHG* provide organizational structure to enhance and further extend the brand to multiple media platforms.
3. The integration of the former G+J magazines is ahead of original plans.
4. Meredith is growing non-traditional revenues.
5. Broadcasting is focused to capture its margin upside.

Meredith CORPORATION

Before we get into Q&A, let me remind you of five points to remember.

  We believe the slow start to publishing advertising in calendar 2006 reflects volatility and not a secular shift away from magazines.

  Better Homes and Gardens remains a very strong brand. The actions that we have taken provide structure to further enhance and extend the brand to multiple media platforms.

  The integration of the former G+J magazines is ahead of our original plans.

  We have a strong track record of growing non-traditional revenues.

  Meredith Broadcasting remains focused to capture its margin upside.

Now, we will be happy to address your questions.